EXHIBIT 10.1
SECOND ALLONGE TO REVOLVING CREDIT NOTE

THIS SECOND ALLONGE TO REVOLVING CREDIT NOTE ("Allonge"), is dated as of the 1ST day of March, 2007, and is made and given by Champion Industries, Inc., a West Virginia corporation (the "Borrower"), to United Bank, Inc. a West Virginia state banking corporation ("Lender").

WITNESSETH:

 WHEREAS, on August 1,2003, Borrower executed and delivered that certain Revolving Credit Note made payable to Lender in the principal sum of $l0,000,000.00 (the "Note"), pursuant to that certain Revolving Credit Agreement, dated August 1,2003, between Borrower and Lender (the "Loan Agreement"); and

WHEREAS, maturity date of the Note is July 31, 2008;

WHEREAS, Borrower has requested that Lender extend the Maturity Date; and

WHEREAS, Lender is agreeable to Borrower's request, subject to the terms and conditions as set forth herein.

1.	Effective as of the date of this Allonge, the term "Note" or "note", as used herein and in the Note and other Loan Documents, shall mean the Note as modified and amended by this Allonge.

2.	Effective as of the date of this Allonge, the Maturity Date of the Note is extended through an including July 31, 2010.

3.
This Allonge is a modification only and not a novation. Except as modified herein, the Note shall remain in full force and effect, and the Revolving Credit Agreement, financing statements and all other documents executed in connection therewith, shall remain in full force and effect and, along with the Note, shall be binding on the respective parties.

    WITNESS the following signature and seals of Lender and Borrower as of the 1ST day of March, 2007.

LENDER: UNITED BANK, INC.

BY:     /s/ Linda J Pleasants
ITS:     Vice President

BORROWER: CHAMPION INDUSTRIES, INC.
BY:         /s/ Todd R. Fry
ITS:        CFO